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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
MTR Gaming Group, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-3 (333-14475), the Registration Statement on Form S-3 (333-62937), the Post Effective Amendment No. 4 to the Form S-1 Registration Statement on Form S-3 (333-12839) and the Registration Statements on Forms S-8 (333-62191, 33-74322, 33-88652, 33-64733, 33-78224, and 333-51796) of our report dated
February 9, 2001 (except for Note 7, as to which the date is March 7, 2001) with respect to the consolidated financial statements and schedule included in this Form 10-K of MTR Gaming, Inc.

                                       /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
March 30, 2001